UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2018 (May 15, 2018)

KKR Real Estate Finance Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On May 15, 2018 and May 16, 2018, KKR Real Estate Finance Trust Inc. (“KREF”) announced the launch and pricing, respectively, of a private offering of $125.0 million aggregate principal amount of its 6.125% Convertible Senior Notes due 2023 (the “Notes”). The Notes were offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. KREF has also granted to the initial purchasers of the Notes an option to purchase up to an additional $18.75 million aggregate principal amount of the Notes during a 13-day period beginning on, and including, the closing date of the offering of the Notes. The offering of the Notes is expected to close on May 18, 2018, subject to customary closing conditions.

KREF intends to use the net proceeds from the offering to acquire its target assets in a manner consistent with its investment strategies and investment guidelines.

Copies of the launch press release and pricing press release are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Launch Press Release, dated May 15, 2018

99.2	Pricing Press Release, dated May 16, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
Name: Christen E.J. Lee
Title: Co-Chief Executive Officer and Co-President

Date: May 16, 2018

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